UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 04, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300
Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2026 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Board”) of FibroBiologics, Inc. (the “Company”) granted, pursuant to the Company’s 2022 Stock Plan, options to purchase 92,410 shares of common stock to Pete O’Heeron, the Company’s’ Chief Executive Officer, and options to purchase 61,607 shares of common stock to each of Jason D. Davis, the Company’s Chief Financial Officer, Hamid Khoja, Ph.D., the Company’s Chief Scientific Officer, and Ruben A. Garcia, the Company’s General Counsel. The options are exercisable at an exercise price of $1.38 per share. One fourth (1/4th) of the option shares shall vest on the one-year anniversary of the Grant Date, and the remaining balance of the option shares shall vest in thirty-six (36) equal consecutive monthly installments thereafter until fully vested so long as the grantee remains in continuous service through such applicable vesting periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	May 5, 2026	By:	/s/ Pete O'Heeron
Name: Pete O'Heeron Title: Chief Executive Officer